                                   EXHIBIT (1)

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                 CADRE NETWORK HEALTH FINANCIAL SERVICES TRUST,

                               A CALIFORNIA TRUST



                     ______________________________________

                              DECLARATION OF TRUST
                             (AMENDED AND RESTATED)

                                October 21, 1997

                     ______________________________________





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                               TABLE OF CONTENTS


                                                                                                       PAGE
ARTICLE 1      THE TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         1.1   Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         1.2   Nature of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         1.3   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE 2      PORTFOLIOS, SHARES OF BENEFICIAL OWNERSHIP, ETC. . . . . . . . . . . . . . . . . . .     3
         2.1   Authorized Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         2.2   Powers, Preferences and Participations.  . . . . . . . . . . . . . . . . . . . . . .     4
         2.3   Investment in the Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         2.4   Status of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         2.5   No Certificates; Nontransferability of Interests.  . . . . . . . . . . . . . . . . .     5
         2.6   Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         2.7   Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

ARTICLE 3      VALUATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE 4      POWERS OF THE TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         4.1   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         4.2   Legal Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         4.3   Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         4.4   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         4.5   Rights as Holders of Trust Property  . . . . . . . . . . . . . . . . . . . . . . . .     8
         4.6   Delegation; Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         4.7   Collection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         4.8   Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         4.9   Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         4.10  Valuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         4.11  Fiscal Year; Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         4.12  Concerning the Trust and Certain Affiliates  . . . . . . . . . . . . . . . . . . . .    10
         4.13  Investment Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         4.14  Power to Contract, Appoint, Retain and Employ  . . . . . . . . . . . . . . . . . . .    11
         4.15  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         4.16  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         4.17  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         4.18  Further Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

ARTICLE 5      LIMITATIONS OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         5.1   Liability to Third Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         5.2   Liability to the Trust or the Participants . . . . . . . . . . . . . . . . . . . . .    13
         5.3   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         5.4   Surety Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         5.5   Apparent Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         5.6   Trust Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         5.7   Reliance on Experts, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         5.8   Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

ARTICLE 6      RECORD OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         6.1   Share Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         6.2   No Transfers or Pledges of Shares  . . . . . . . . . . . . . . . . . . . . . . . . .    16
         6.3   Limitation of Fiduciary Responsibility . . . . . . . . . . . . . . . . . . . . . . .    16
         6.4   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

ARTICLE 7      PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         7.1   Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         7.2   Meetings of Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         7.3   Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         7.4   Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         7.5   Record Date for Meetings and Votes . . . . . . . . . . . . . . . . . . . . . . . . .    18
         7.6   Proxies, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         7.7   Financial Records; Reports; Etc  . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         7.8   Inspection of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

ARTICLE 8      TRUSTEES AND OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         8.1   Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         8.2   Qualifications of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         8.3   Term and Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         8.4   Resignation and Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         8.5   Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         8.6   Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         8.7   Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         8.8   Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

ARTICLE 9      AMENDMENT OR TERMINATION OF TRUST;
               DURATION OF TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         9.1   Amendments to Declaration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         9.2   Duration and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

ARTICLE 10     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         10.1  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         10.2  Reliance by Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         10.3  Provisions in Conflict with Law  . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         10.4  Gender; Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

                              DECLARATION OF TRUST
                             (AMENDED AND RESTATED)


         THIS AMENDED AND RESTATED DECLARATION OF TRUST is made as of October 21, 1997, by the Trustees of the Cadre Network Health Financial Services Trust:


                              W I T N E S S E T H:

         WHEREAS, a California common law trust was established and organized by the Hospital Council of Northern and Central California, a California nonprofit mutual benefit corporation, acting as the Declarant, pursuant to a Declaration of Trust made as of February 12, 1992 for the joint investment of funds in order to enhance the investment opportunities available to persons who are Eligible Participants and become Participants;

         WHEREAS, the beneficial interest in the Trust's assets are divided into non-transferable Shares of beneficial interest which are evidenced by a share register maintained by the Trust or its agent;

         WHEREAS, the Trust was formed to act as an open-end, diversified management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940; and

         WHEREAS, the Declaration of Trust was amended and restated on March 14, 1997 and the Trustees desire to further amend and restate the Declaration of Trust to eliminate the requirement that Participants must meet certain eligibility requirements as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby declare that all monies, securities, and other property now or hereafter acquired pursuant to this Declaration of Trust shall be held and managed in trust, upon the terms and conditions set forth in this Amended and Restated Declaration for the proportionate benefit of the holders of record from time to time of Shares of beneficial interest issued and to be issued hereunder.

                                   ARTICLE 1

                                   THE TRUST

         1.1 NAME. The name of the trust (the "Trust") created by this Declaration of Trust shall be Cadre Network Health Financial Services Trust and, so far as may be practicable, the Trustees shall conduct the Trust's activities under that name. The name of the Trust (and the word "Trust" wherever used in this Declaration, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally. Should the Trustees determine that the use of such name is not legal or convenient, they may use such other designation or they may adopt such other name for the Trust as they deem proper, and the Trust may hold property and conduct its activities under such designation or name. The Trustees shall have full and complete power to change the name of the Trust at any time and from time to time, in their sole discretion, without the vote of the Participants; provided, that notice of any such change of name shall be promptly given to the Participants.

         1.2 NATURE OF TRUST. The Trust shall be a common law trust organized and existing under the laws of the State of California. The Trust is not intended to be and shall not be deemed to be a general partnership, limited partnership, joint venture, corporation, joint stock company or other entity. The Participants shall be beneficiaries of the Trust, and their relationship to the Trustees shall be solely in their capacity as Participants and trust beneficiaries in accordance with the rights conferred upon them hereunder.

         1.3 DEFINITIONS. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context hereof otherwise requires:

         "AFFILIATE" shall mean, with respect to any Person, another Person directly or indirectly controlling, controlled by or under common control with such other Person, or any officer, director, partner or employee of such other Person.

         "ASSETS BELONGING TO" a Portfolio shall have the meaning defined in
Section 2.2(a).

         "DECLARATION OF TRUST" shall mean this Amended and Restated Declaration of Trust, as amended, restated or modified from time to time. References in this Declaration of Trust to "Declaration", "hereof", "herein", "hereby" and "hereunder" shall be deemed to refer to this Amended and Restated Declaration of Trust and shall not be limited to the particular text, article or section in which such words appear.

         "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended, and the regulations promulgated thereunder.

         "NET ASSET VALUE OF THE SHARES" and "NET ASSET VALUE OF THE RESPECTIVE PORTFOLIOS" shall mean values determined as provided in Article 3.

         "PARTICIPANTS" shall have the meaning defined in Section 2.3.

         "PERSON" shall mean and include natural persons, corporations, partnerships, joint stock companies, joint ventures, associations, trusts, business trusts and other entities.

         "PORTFOLIO" shall mean an investment portfolio represented by a separate class of Shares established by the Trustees in accordance with Article 2.

         "PROSPECTUS" shall mean the prospectus for each Portfolio distributed by the Trust to Participants and to potential Participants, as the same may be amended from time to time.

         "SHARE" or "SHARES" shall mean the unit used to denominate and measure the respective pro rata beneficial interests of the Participants in the Trust and any Portfolio as provided in Article 2.

         "TRUST" shall have the meaning defined in Section 1.1.

         "TRUSTEES" shall mean the Persons who become fiduciaries of the Trust pursuant to Article 8.

         "TRUST PROPERTY" shall mean, as of any particular time, any and all property, real, personal or otherwise, tangible or intangible, which has been transferred, conveyed or paid to the Trust or Trustees and all income, profits and gains therefrom and which, at such time, is owned or held by, or for the account of, the Trust or the Trustees.

                                   ARTICLE 2

                PORTFOLIOS, SHARES OF BENEFICIAL OWNERSHIP, ETC.

                 2.1 AUTHORIZED SHARES. The beneficial interest in the Trust shall be divided into Shares and fractions thereof, and the Trust shall have authority to issue an unlimited number of Shares without par value. The Shares shall be divided into Portfolios. The initial Portfolio shall be known as the "Cadre Network Health Financial Services Liquid Asset Fund," which shall have the investment objective of seeking to obtain a high level of current income and stability of principal by investing in short-term securities.

         A portion of the assets of each Portfolio may be held, without limitation on amount, in cash equivalents. Cash equivalents are short-term interest-bearing instruments in which funds are invested temporarily pending longer-term investment or in which funds are invested when market conditions dictate a more "defensive" investment strategy. The instruments may include, but are not limited to, commercial paper, certificates of deposit, repurchase agreements, bankers acceptances and United States Treasury Bills.

         The Trustees shall have full power and authority, without obtaining any prior authorization or vote of any of the Participants: (i) to create and establish any additional, Portfolio or Portfolios with preferences, voting powers, rights and privileges as the Trustees may from time to time determine,
(ii) to divide or combine the Shares of any Portfolio or Portfolios into a greater or less number, (iii) to classify or reclassify any issued Shares into one or more Portfolios so long as such classification or reclassification will not have a material adverse effect on Participants that own Shares of any of the Portfolios, (iv) to terminate any Portfolio upon sixty (60) days' notice to the Participants owning shares of that Portfolio in the event that the net asset value of such Portfolio is less than $5,000,000 on the date of such notice, and (v) take such other action with respect to the Shares of any Portfolio or Portfolios as the Trustees may deem desirable, subject to the terms of this Declaration.

         2.2 POWERS, PREFERENCES AND PARTICIPATIONS. Each Portfolio shall have the following powers, preferences and participating or other special rights, and the qualifications, restrictions and limitations thereof shall be as follows:

                 (a) All consideration received by the Trust for the issue and sale of Shares of each Portfolio, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong for all purposes to the Portfolio with respect to such assets, payments or funds were received by the Trust, subject only to the rights of creditors of the Trust, and shall be so handled on the books of account of the Trust. Such assets, income, earnings, profits and proceeds derived from the sale, exchange or liquidation and any assets derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such Portfolio.

                 (b) The Trustees may from time to time declare and pay dividends or distributions to the Participants, in Shares or in cash, on all or any of the Portfolios, the amount of such dividends or distributions, and the payment of them, being wholly in the discretion of the Trustees. Dividends or distributions on any Portfolio shall be paid only out of the earnings or other lawfully available assets belonging to such Portfolio.

                 (c) In the event of the liquidation or dissolution of the Trust, Participants owning Shares of each Portfolio shall be entitled to receive, as a class, out of the assets of the Trust available for distribution to Participants, the assets belonging to such Portfolio, and the assets so distributed among such Participants shall be distributed among such Participants in proportion to the number of Shares of such Portfolio held by them and recorded on the books of the Trust. In the event that there are any general assets not belonging to any particular Portfolio and available for distribution, then, after the distribution of the assets belonging to each Portfolio, a distribution of such general assets shall be made to all Portfolios in proportion to the net asset value of the respective Portfolios prior to the distribution of assets belonging to each Portfolio.

                 (d) The assets belonging to any Portfolio shall be charged with the liabilities in respect to such Portfolio, and shall also be charged with a share of the general liabilities of the Trust in a fair and equitable manner under policies and procedures established by the Trustees. The determination of the Trustees shall be conclusive as the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given Portfolio and as to whether the same or general assets of the Trust are allocable to one or more Portfolios.

         2.3 INVESTMENT IN THE TRUST. Shares may be owned only by Participants. A Person shall become a participant ("Participant") as of the date on which the payment of consideration to the Trust for Shares is accepted by the Trustees for one or more Portfolios. The Trustees in their sole discretion may decline to accept payments of consideration from any Participant. The Trustees may establish minimum dollar amounts of initial or additional consideration to be paid for Shares. Shares shall be issued to Participants on the basis of the net asset value of the Shares of such Portfolio next determined after receipt by the Trust of the Participant's consideration for such Shares. Any Participant may have an interest in more than one Portfolio.

         2.4 STATUS OF SHARES. Shares acquired by Participants in the manner described in Section 2.3 shall be fully paid and nonassessable. No Participant shall have preemptive rights.

         2.5 NO CERTIFICATES; NONTRANSFERABILITY OF INTERESTS. Ownership of Shares shall be recorded on the books of the Trust or its transfer agent as provided in Article 6. No certificate or other document shall be issued evidencing Shares or any interest in the Trust. No Participant shall have the right or power to sell, assign or otherwise transfer any Share or any part of its interest in the Trust, or use the same as security for a loan.

         2.6 REDEMPTION. A Participant may require the Trust, to the extent that the class of Shares in question has assets lawfully available therefor and out of such assets but not otherwise, to redeem all or any part of the Shares outstanding on the books of the Trust in the name of such Participant, payable as provided in the Investment Company Act. Shares will be redeemed at the net asset value of such Shares next determined after receipt by the Trust of a request for redemption. The Trust shall make payment for any such redemption in cash, or if in the opinion of the Trustees, which shall be conclusive, conditions exist which make payment wholly or partly in securities or other property belonging to the Trust, the value of which shall be determined as provided in Article 3, provided that all distributions made as of any one valuation date shall be made pro rata on the same basis. The Trust may, to the extent necessary, sell or cause to be sold any securities belonging to a Portfolio to provide cash to pay for Shares of such Portfolio that are redeemed. The Trustees may not suspend the right of the holders of the Shares of any Portfolio to require the Trust to redeem Shares of such Portfolio except as permitted by the Investment Company Act.

         2.7 EXCHANGES. A Participant shall be entitled, subject to such limitations as the Trustees in their sole discretion may adopt, to convert all or any part of the Shares of any Portfolio owned by such Participant into Shares of any other Portfolio. Shares may be exchanged at the net asset value next determined after receipt by the Trustees of a request for exchange in proper form. The Trustees shall determine the net asset value of the Shares to be converted, and within five business days after receipt of such request, shall transfer to such Participant on the books of the Trust such number of Shares of the Portfolio desired as, taken at the net asset value thereof determined in the same manner and at the same time as that of the Shares exchanged, shall equal the net asset value of the Shares exchanged. Any amount representing a fraction of a Share shall be paid in fractional Shares. Upon any conversion, proper transfer shall be made between the assets belonging to the various Portfolios of Shares involved.

                                   ARTICLE 3

                                   VALUATION

         The net asset value per Share of each Portfolio shall be determined by dividing the total value of the Portfolio's assets less any liabilities, including the fees payable for advisory and other services, by the number of outstanding Shares. The Portfolio shall be charged with the liabilities in respect to such Portfolio, and shall also be charged with a share of the general liabilities of the Trust proportionate to the net asset value of such Portfolio. The determination of the net asset value of Shares may be delegated by the Trustees.

         The net asset value of Shares shall be determined at such time or times and in such manner as is determined by the Trustees and as required by the Investment Company Act. The method of determining the value of Portfolio assets shall be established by the Trustees and shall be set forth in the Prospectus.

                                   ARTICLE 4

                             POWERS OF THE TRUSTEES

         4.1 GENERAL. Subject to the rights of the Participants as provided herein, the Trustees shall have, to the extent permitted by applicable law, full, exclusive and absolute power, control and authority over the Trust Property and over the affairs of the Trust to the same extent as if the Trustees were the sole and absolute owners of the Trust Property. The Trustees may do and perform such acts and things as in their sole judgment and discretion are necessary and proper for conducting the affairs of the Trust or promoting the interests of the Trust and the Participants. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid general power or authority or any specific power or authority. The Trustees may exercise or delegate to others any power authorized and granted to them by this Declaration of Trust. Such powers of the Trustees may be exercised without the necessity of any order of, or resort to, any court.

         Except as otherwise provided in this Declaration of Trust, the Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be held or retained by trustees or other fiduciaries, and they shall have full authority and power to make any and all Trust investments within the limitations of this Declaration of Trust, that they, in their absolute discretion, shall determine to be advisable and appropriate.
The Trustees shall have no liability for loss with respect to Trust investments made as permitted by this Declaration of Trust, even though such investments shall be of a character or in an amount not otherwise considered proper for the investment of trust funds by trustees or other fiduciaries. Notwithstanding the foregoing or anything herein to the contrary, the Trustees shall make Trust investments for each Portfolio only in accordance with the investment objectives and policies of such Portfolio as set forth in its Prospectus.

         4.2 LEGAL TITLE. Legal title to all of the Trust Property shall be vested in the Trustees and be held by and transferred to the Trustees, except that the Trustees shall have full power to cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any other Person as nominee, on such terms, in such manner, and with such powers as the Trustees may determine. The right, title and interest of the Trustees in and to the Trust Property shall vest automatically in all persons who may hereafter become Trustees upon their due election and qualification without any further act. Upon the resignation, disability, removal, adjudication as an incompetent, or death of a Trustee, he (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any of the Trust Property, and the right, title and interest of such Trustee in and to the Trust Property shall vest automatically in the remaining Trustees without any further act.

         4.3 DISPOSITION OF ASSETS. The Trustees shall have full power to sell, exchange or otherwise dispose of any and all Trust Property free and clear of any and all trusts, at public or private sale, for cash or on terms, with or without advertisement, and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, and to execute and deliver any deed, power, assignment, bill of sale, or other instrument in connection with the foregoing. The Trustees shall also have full power in furtherance of the affairs and purposes of the Trust, to give consents and make contracts relating to Trust Property or its use.

         4.4 TAXES. The Trustees shall have full power: (i) to pay all taxes or assessments, of whatever kind or nature, validly and lawfully imposed upon or against the Trust or the Trustees in connection with the Trust Property or upon or against the Trust Property or income or any part thereof; (ii) to settle and compromise disputed tax liabilities; and (iii) for the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees to be necessary or desirable.

         4.5 RIGHTS AS HOLDERS OF TRUST PROPERTY. The Trustees shall have full power to exercise all of the rights, powers and privileges appertaining to the ownership of all Trust Property to the same extent that any individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice or waiver, any notice either in person or by proxy or power of attorney, with or without the power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or actions generally, or for any particular meeting or action, and may include the exercise of discretionary powers.

         4.6 DELEGATION; COMMITTEES. The Trustees shall have full power (consistent with their continuing exclusive authority over the management of the Trust, the conduct of its affairs, their duties and obligations as Trustees, and the management and disposition of Trust Property) to delegate from time to time to such one or more of their number (who may be designated as constituting a Committee of the Trustees) or to officers, employees or agents of the Trust the doing of such acts and things and the execution of such instruments either in the name of the Trust, or the names of the Trustees or as their attorney or attorneys, or otherwise as the Trustees may from time to time deem expedient and appropriate in the furtherance of the business affairs and purposes of the Trust.

         4.7 COLLECTION. The Trustees shall have full power: (i) to collect, sue for, receive and give receipt for all sums of money or other property due to the Trust; (ii) to consent to extensions of the time for payment, or to the renewal of any securities, investments or obligations; (iii) to engage or intervene in, prosecute, defend, compromise, abandon or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands or things relating to the Trust Property; (iv) to foreclose any collateral, security or instrument securing any investments, notes, bills, bonds, obligations or contracts by virtue of which any sums of money are owed to the Trust; (v) to exercise any power of sale held by them, and to convey good title thereunder free of any and all trusts, and in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property;
(vi) to be parties to reorganization and to transfer to and deposit with any corporation, committee, voting trustee or other Person any securities, investments or obligations of any Person which form a part of the Trust Property, for the purpose of such reorganization or otherwise; (vii) to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such securities, investments or obligations and to pay any assessment levied in connection with such reorganization or arrangement; (viii) to extend the time (with or without security) for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments; and (ix) to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient.

         4.8 PAYMENT OF EXPENSES. The Trustees shall have full power: (i) to incur and pay any charges or expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Declaration of Trust; (ii) to reimburse others for the payment thereof; and (iii) to pay appropriate compensation or fees from the funds of the Trust to Persons with whom the Trust has contracted or transacted business. The Trustees shall fix the compensation, if any, of all officers and employees of the Trust. The Trustees shall not be paid compensation for their general services as Trustees hereunder. The Trustees may reimburse themselves or any other Person for any and all charges or expenses incurred or paid by any of them on behalf of the Trust or any Portfolio. The Trustees may allocate such expenses among various Portfolios in such manner and proportion as appropriate in the discretion of the Trustees.

         4.9 DEPOSITS. The Trustees shall have full power to deposit any monies or funds included in the Trust Property, and intended to be used for the payment of expenses of the Trust or the Trustees, with one or more banks, trust companies or other banking institutions whether or not such deposits will draw interest so long as the depository enters into a custodian agreement acceptable to the Trustees. Such deposits are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or other banking institution with whom the monies, investments, or securities have been deposited.

         4.10 VALUATION. Subject to the requirements of the Investment Company Act, the Trustees shall have full and complete power to determine in good faith or cause other Persons to determine conclusively the value of any of the Trust Property and the method by which the Trust Property is to be valued.

         4.11 FISCAL YEAR; ACCOUNTS. Subject to the requirements of the Investment Company Act, the Trustees shall have full power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and from time to time to change the fiscal year or method or form of accounts. The Trustees may establish different fiscal years for the various Portfolios as appropriate in the discretion of the Trustees.

         4.12  CONCERNING THE TRUST AND CERTAIN AFFILIATES.

                 (a) Subject to the requirements of the Investment Company Act, the Trustees may (but need not), in their discretion, from time to time, adopt standards with respect to conflicts of interest, trading on the basis of material nonpublic information, the appropriateness of the Trust paying its distribution and marketing expenses and similar matters to govern (i) Trustees, officers, directors, employees and agents of the Trust and their Affiliates and
(ii) such other Persons and their Affiliates as the Trustees may deem appropriate.

                 (b) Any Trustee or officer, employee, or agent of the Trust may, in his personal capacity, or in a capacity as trustee, officer, director, stockholder, partner, member, agent, adviser or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may be similar to those of the Trust and include the acquisition, syndication, holding, management, operation or disposition of securities, investments and funds, for his own account or for the account of such Person. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust.

         4.13 INVESTMENT PROGRAM. The Trustees shall use their best efforts to obtain through qualified Persons a continuing and suitable investment program, consistent with the investment objectives and policies of each Portfolio. The Trustees shall also have full power to contract for or otherwise obtain from or through qualified Persons for the benefit of, and to make available to, the Participants of the Trust from time to time, additional investment and noninvestment programs and services distinct from the Trust's program of investments measured by Shares, but consistent with the objectives of the Trust and the general purposes of this Declaration of Trust. The Trustees shall have the power to review and approve or reject, in their sole discretion, such additional investment and noninvestment programs as may be presented to the Trustee by such qualified Persons.

         4.14 POWER TO CONTRACT, APPOINT, RETAIN AND EMPLOY. The Trustees shall have full power to appoint or discharge, employ or dismiss, retain or terminate, or contract or cancel the contract with any Person as the Trustees may deem necessary or desirable for the transaction of the affairs of the Trust, or the transaction of the affairs of any additional investment programs or services or noninvestment programs or services of any nature affiliated with the Trust or otherwise contracted for or by the Trust, including any Person or Persons who, may, among other things: (i) serve as the Trust's investment adviser; (ii) serve as the Trustee's administrator or co-administrator; (iii) serve as the Trust's marketing agent; (iv) furnish reports to the Trustees and provide research, economic and statistical data in connection with the Trust's investments; (v) act as managers, consultants, accountants, technical advisers, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositories, custodians or agents for collection, insurers or insurance agents, registrars for Shares or in any other capacity deemed by the Trustees to be necessary or desirable; (vi) investigate, select, and, on behalf of the Trust, conduct relations with Persons acting in such capacities and pay appropriate fees to, and enter into appropriate contracts with, or employ, or retain services performed or to be performed by, any of them in connection with the investments acquired, sold, or otherwise disposed of, or committed, negotiated, or contemplated to be acquired, sold or otherwise disposed of; (vii) act as attorney-in-fact or agent in the purchase or sale or other disposition of investments, and in the handling, prosecuting or other enforcement of any lien or security securing investments; (viii) assist in the performance of such ministerial functions necessary in the management of the Trust as may be agreed upon with the Trustees; and (ix) any of the foregoing as may be agreed upon by the Trustees with regard to any additional investment and noninvestment programs and services for the benefit of the Participants.

         4.15 INSURANCE. The Trustees shall have full power to purchase and pay for, entirely out of Trust Property, insurance policies insuring the Trust and the Trustees, officers, employees and agents, of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such office or position, for by reason of any action alleged to have been taken or omitted by the Trust or any such Person as Trustee, officer, employee and agent, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trustee would have the power to indemnify such Person against such liability.

         4.16 INDEMNIFICATION. In addition to the mandatory indemnification provided for in Section 5.3, the Trustees shall have full power, to the extent permitted by applicable laws, including without limitation, the Investment Company Act, to indemnify or enter into agreements with respect to indemnification with any Person with whom the Trust has dealings, to such extent as the Trustees shall determine.

         4.17 REMEDIES. Notwithstanding any provision in this Declaration of Trust, when the Trustees deem that there is a significant risk that an obligor to the Trust may default or is in default under the terms of any obligation to the Trust, the Trustees shall have full power to pursue any remedies permitted by law which, in their sole judgment, are in the interests of the Trust, and the Trustees shall have full power to enter into any investment, commitment or obligation of the Trust resulting from the pursuit of such remedies as are necessary or desirable to dispose of property acquired in the pursuit of such remedies.

         4.18 FURTHER POWERS. The Trustees shall have full power to take all such actions, do all such matters and things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the interests and purposes of the Trust although such actions, matters or things are not herein specifically mentioned. Any determination as to what is in the best interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with the Trust Property.

                                   ARTICLE 5

                            LIMITATIONS OF LIABILITY

         5.1 LIABILITY TO THIRD PERSONS. No Participant shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person in connection with Trust Property or the affairs of the Trust; and no Trustee, officer, employee of the Trust or other Person designated by the Trustees shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person in connection with Trust Property or the affairs of the Trust, except for that arising from bad faith, willful misconduct, gross negligence or reckless disregard of duties; and all such other Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

         5.2 LIABILITY TO THE TRUST OR THE PARTICIPANTS. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Participant, trustee, officer, employee or agent of the Trust for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties; provided, that the provisions of this Section 5.2 shall not limit the liability of any Person with respect to breaches by it of a contract between it and the Trust.

         5.3  INDEMNIFICATION.

                 (a) The Trust shall indemnify and hold each Participant harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Participant may become subject by reason of its being or having been a Participant, and shall reimburse such Participant for all legal and other expenses reasonably incurred by it in connection with any such claim or liability. The rights accruing to a Participant under this Section 5.3 shall not exclude any other right to which such Participant may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Participant in any appropriate situation even though not specifically provided herein.

                 (b) The Trust shall indemnify each of its Trustees, officers, employees and agents and other Persons designated by the Board of Trustees to receive such indemnification, against all liabilities and expenses (including, without limitation, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which he may be involved or with which he may be threatened, while an officer or thereafter, by reason of his being or having been such a Trustee, officer, employee, agent or otherwise designated person, except as to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence; provided, that the provisions of this Section 5.3(b) shall not be construed to permit the indemnification of any Person with respect to breaches by it of a contract between it and the Trust; further provided, that as to any matters disposed of by a compromise payment by such Trustee, officer, employee, agent or otherwise designated Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have determined that the officer, Trustee, employee, agent or otherwise designated Person acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Trust and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether such officer, Trustee, employee, or agent has met the standard set forth in the preceding sentence shall be made: (i) by the Trustees by a majority vote of a quorum consisting of Trustees who were not parties to the action, suit or other proceeding; (ii) if such quorum is not obtainable or if obtainable and, a majority vote of a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion; or (iii) by a majority vote of the Participants. The rights accruing to any Trustee, officer, employee, agent or otherwise designated Person under the provisions of this Section 5.3(b) shall not exclude any other right to which he may be lawfully entitled; provided, that no Trustee, officer, employee, agent or otherwise designated Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the

Trust Property, and no Participant shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3(b), provided that the indemnified Trustee, officer, employee, agent or otherwise designated Person shall have given a written undertaking to reimburse the Trust in the event that it is subsequently determined that he is not entitled to such indemnification.

                 (c) Any action taken by, or conduct on the part of, a Trustee, an officer, an employee, an agent of the Trust or other Person designated by the Trustees, in conformity with, or in good faith reliance upon, the provisions of Section 5.7 hereof shall not, for the purpose of this Declaration of Trust (including, without limitation, Sections 5.1, 5.2 and 5.3) constitute bad faith, willful misconduct, gross negligence or reckless disregard of his duties.

                 (d) Notwithstanding the foregoing, any indemnification shall be made by the Trust only as permitted by the Securities Act of 1933, as amended, and the Investment Company Act.

         5.4 SURETY BONDS. No Trustee shall, as such, be obligated to give any bond or surety or other security for the Performance of any of his duties.

         5.5 APPARENT AUTHORITY. Unless otherwise required by or pursuant to applicable law, no purchaser, seller, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, transferred or delivered to or on the order of the Trustees or of such officer, employee or agent.

         5.6 TRUST OBLIGATIONS. Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed by a Trustee or an officer, employee or agent of the Trust only in his capacity as a Trustee under this Declaration of Trust or in his capacity as an officer, employee or agent of the Trust. Any written instrument creating an obligation of the Trust may refer to this Declaration of Trust and contain a statement or acknowledgement to the effect that the obligations thereunder are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, Participants, officers, employees or agents of the Trust, and that only the Trust Property or a specific portion thereof shall be bound; provided, that the omission of any recital pursuant to this Section 5.6 shall not operate to impose personal liability on any of the Trustees, Participants, officers, employees or agents of the Trust.

         5.7 RELIANCE ON EXPERTS, ETC. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by any investment adviser, distributor, manager, custodian, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees or officers of the Trust.

         5.8 LIABILITY INSURANCE. The Trustees may maintain insurance for the protection of the Trust Property, and the Trustees, Participants, officers, employees and agents of the Trust, in such amount as the Trustees shall deem adequate to cover all foreseeable tort and contract liability to the extent available at reasonable rates.

                                   ARTICLE 6

                                RECORD OF SHARES

         6.1 SHARE REGISTER. A share register shall be kept by or on behalf of the Trustees, and shall contain the names and addresses of the Participants, the number of Shares held by them, and a record of all allocations and redemptions thereof. Such share register shall be conclusive as to the identity of the holders of the Shares. Only Participants whose ownership of Shares is recorded on such share register shall be entitled to receive distributions with respect to Shares or otherwise to exercise or enjoy the rights and benefits related to the ownership of Shares. No Participant shall be entitled to receive any distribution, nor to have notices given to it as herein provided, until it has given its appropriate address to such officer or agent of the Trust as shall keep the share register for entry thereon.

         6.2 NO TRANSFERS OR PLEDGES OF SHARES. The beneficial interest evidenced, represented or measured by the Shares shall not be assignable or transferable other than to the Trust itself for purposes of redemption.

         6.3 LIMITATION OF FIDUCIARY RESPONSIBILITY. The Trustees shall not, nor shall the Participants or any officer, transfer agent or other agent of the Trust, be bound to see the execution of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Shares or any interest thereof are subject, or to ascertain or inquire whether any redemption of any such Shares by any Participant or its representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except the Participant recorded as the holder of such Shares. The receipt of the Participant in whose name any Share is recorded or of the duly authorized agent of such Participant shall be a sufficient discharge for all monies payable or deliverable in respect of such Shares and from all liability to see to the proper application thereof.

         6.4 NOTICES. Any and all notices to which Participants may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to Participants of record at their last known post office addresses as recorded on the share register provided for in
Section 6.1.

                                   ARTICLE 7

                                  PARTICIPANTS

         7.1 VOTING. On any matter submitted to a vote of the Participants, all Shares then issued and outstanding shall be entitled to vote, shall be voted in the aggregate and not by Portfolio, except

                 (a) when required by the Investment Company Act, Shares shall be voted by individual Portfolio; and

                 (b) when the matter affects an interest of less than all Portfolios, then only Participants that own Shares of the affected Portfolio or Portfolios shall be entitled to vote.

         Each Participant shall be entitled to exercise the voting rights of Shares registered in the name of such Participant or the nominee thereof. Each full Share shall be entitled to one vote and each fractional Share shall be entitled to a corresponding fractional vote. All matters shall be decided by a majority of the votes validly cast, except as otherwise required by law or this Declaration of Trust. Participants shall not be entitled to cumulative voting.

         7.2 MEETINGS OF PARTICIPANTS. Meetings of the Participants for such purposes as may be permitted or required by law or this Declaration of Trust shall be held at such time and place as may be determined by the Trustees and specified in the notice of the meeting. The Participants shall, by an instrument or concurrent instruments in writing delivered to the Board of Trustees signed by the holders of at least ten percent (10%) of the Shares, have the right to initiate a vote of the Participants as to any matter with regard to which Participants have a right to vote. Within sixty (60) days of receipt of such instrument or instruments, the

Trustees shall cause a ballot to be sent to each Participant, setting forth the matter to be voted on and the manner in which such ballots should be executed and delivered or shall hold a meeting of the Participants.

         7.3 QUORUM. The presence at any meeting, in person or by proxy, of Participants that hold one-third of the issued and outstanding Shares shall constitute a quorum for transaction of business of the Trust, except that when a provision of law or this Declaration of Trust permits or requires that the Shares be voted by Portfolio, then the Participants that hold one-third of the issued and outstanding Shares of that Portfolio shall constitute a quorum for transaction of business of that Portfolio.

         In the absence of a quorum, the Participants that are present in person or represented by proxy, by majority vote, may adjourn the meeting to another time and place. No notice of adjournment need be given, and the business that might have been transacted at the meeting originally called may be transacted at any adjourned meeting at which a quorum is present.

         7.4 NOTICE OF MEETINGS. Notice of meetings of the Participants, stating the date, time, place and purposes of the meeting, and notice of any vote without a meeting stating the purpose and method thereof, shall be given by the Trustees by mail to each Participant at its registered address, mailed at least ten (10) days before the date of the meeting. Only the business stated in the notice of the meeting, shall be considered at such meeting.

         7.5 RECORD DATE FOR MEETINGS AND VOTES. For the purpose of determining the Participants that are entitled to notice of and to vote at any meeting or any adjournment thereof, or that are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time fix a date not more than thirty (30) days prior to the date of any meeting or vote of Participants or other action as a record date for the determination of Participants entitled to notice of and to vote at such meeting or any adjournment thereof or to be treated as holders of record of Shares for purposes of such other action. Any Participant who was a Participant at the time so fixed shall be entitled to notice of and to vote at such meeting, even though it holds no Shares at the time of the meeting. No Person becoming a Participant after the record date shall be entitled to vote at such meeting or to cast a ballot in such vote or to be treated as a holder of record of Shares for purposes of such other action.

         7.6 PROXIES, ETC. At any meeting of Participants, any Participant entitled to vote may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary of the Trust, or with such other officer or agent of the Trust as the Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Trustees, proxies may be solicited in the name of one or more Trustees or nominees for Trustees. A proxy purporting to be executed by or on behalf of a Participant shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

         7.7  FINANCIAL RECORDS; REPORTS; ETC.

                 (a) The Trustees shall cause the Trust to keep full accounts of all of its receipts and disbursements in accordance with the requirements of the Investment Company Act and generally accepted accounting principles. The Trustees shall at least once during each period of twelve months cause an audit to be made of the Trust's financial records by independent, certified public accountants responsible to the Trustees.

                 (b) The Trustees shall cause the Trust to maintain a separate account on the books of the Trust for each Participant. All transactions for such Participant shall be recorded by the Trusts in such account. Statements showing transactions of and the number of Shares held by each Participant shall be rendered by the Trust on a regular, periodic basis as determined by the Trustees, but not less than annually.

                 (c) In addition to any reports, statements and opinions prepared pursuant to Section 7.7(a) and (b), the Trustees may cause to be prepared or conducted by the Trust's independent accountant such other reports and examinations as the Trustees shall, in their discretion, deem appropriate.

         7.8 INSPECTION OF RECORDS. The records of the Trust shall be open to inspection for reasonable purpose by Participants at all reasonable times, provided that five (5) days written notice thereof is given to the Trustees.

                                   ARTICLE 8

                             TRUSTEES AND OFFICERS

         8.1 NUMBER. The number of Trustees shall be not less than five, and the number of Trustees may be changed from time to time by the Trustees; provided, that the number of Trustees shall in no event be less than five or more than fifteen. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term.

         8.2 QUALIFICATIONS OF TRUSTEES. The members of the Board of Trustees shall be persons who are eligible to serve as directors of a registered investment company under the Investment Company Act, including without limitation the requirement under the Investment Company Act that a majority of the Board of Trustees shall be persons who are not "interested persons" (as defined in the Investment Company Act) of any Portfolio's principal underwriters and no more than sixty percent of the Board of Trustees shall be persons who are "interested persons" of the Trust. At least three-fourths (3/4ths) of the members of the Board of Trustees shall consist of persons whose principal occupations are or have been in or related to the healthcare industry, including without limitation, positions with hospitals, health systems, health facilities, medical groups, and health insuring organizations.

         8.3 TERM AND ELECTION. Each Trustee named, elected or appointed as provided herein shall, except as otherwise provided in Section 8.4 or 8.5, hold office until his successor has been elected or appointed and has qualified to serve as a Trustee.

         8.4 RESIGNATION AND REMOVAL. Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing delivered to the remaining Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the notice. Any Trustee may be removed by the action of two-thirds of the other Trustees.

         8.5 VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office, or removal of a Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust, and title to any Trust Property held in the name of such Trustee and the other Trustees or otherwise, shall, in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office of such Trustee, vest in the continuing or surviving Trustees without necessity of any further act or conveyance.

         In the case of a vacancy, including a vacancy resulting from an increase in the number of Trustees, a majority of the remaining Trustees, regardless of whether they constitute a quorum, or the Participants fill such vacancy, and any Trustee so elected by the Trustees shall hold office until his successor has been elected and has qualified to serve as a Trustee.

         8.6  MEETINGS.

                 (a) Meetings of the Trustees shall be held from time to time upon the call of the Chairman or any three Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 48 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting.
A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless specifically provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting, by written consents of a majority of the Trustees. Any agreement, or other instrument or writing executed by one or more of the Trustees or by any authorized Person, shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees as provided in this Declaration of Trust.

                 (b) Any committee of the Trustees, including an Executive Committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless otherwise specifically provided in this Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or by written consent of a majority of the members.

                 (c) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by utilizing conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications shall constitute presence in person at such meeting. The minutes of any meeting of Trustees held by utilizing such communications equipment shall be prepared in the same manner as those of a meeting of Trustees held in person.

         8.7 OFFICERS. The Trustees may elect, from among their numbers, a Chairman who shall be the chief executive officer of the Trust, and a Treasurer, who shall be the chief financial officer of the Trust. The Trustees may elect or appoint, from among their number or otherwise, or may authorize the Chairman to appoint, a Secretary, and such other officers or agents, who shall have such powers, duties and responsibilities as the

Trustees may deem to be advisable and appropriate. Two or more offices, except those of Chairman and Secretary, may be held by the same person. The Secretary, if not a Trustee, shall attend meetings of the Trustees but shall have no voting power.

         8.8 BYLAWS. The Trustees may adopt and, from time to time, amend or repeal, Bylaws for the conduct of the business of the Trust, and in such Bylaws, among other things, may define the duties of the respective officers, agents, employees and representatives of the Trust.

                                   ARTICLE 9

                       AMENDMENT OR TERMINATION OF TRUST;
                               DURATION OF TRUST

         9.1 AMENDMENTS TO DECLARATION. This Declaration of Trust may be amended by the Trustees or the Participants at any time or from time to time and in any respect and, if determined by the Trustees or the Participants to be necessary to comply with applicable law, retroactively; provided, that any such amendment which amends Sections 2.1, 2.4, 5.1, 5.3, 7.1, 9.1 or 9.2 and adversely affects the rights of the Participants shall be approved by the Participants at a meeting or by a vote as provided in Article 7. No such amendment shall divert any part of the Trust Property that equitably belongs to any Participant for purposes other than the exclusive benefit of the Participant at any time prior to the satisfaction of all liabilities with respect to such Participant.

         9.2 DURATION AND TERMINATION. This Trust shall continue until termination of the last Portfolio existing under this Trust. Portfolios may be terminated in the following manner:

                 (a) The Trustees, with the approval of Participants that own at least a majority of the outstanding Shares of any Portfolio may sell and convey the assets of such Portfolio to another trust or corporation organized under the laws of any state of the United States for a consideration that may include the assumption of all or a part of the outstanding obligations, taxes and other liabilities, accrued or contingent, of the Portfolio and which may include shares of beneficial interest or stock or other securities of such trust or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the Participants owning outstanding Shares of such Portfolio.

                 (b) The Trustees, with the approval of Participants that own at least a majority of the outstanding Shares of any Portfolio, or, as otherwise provided in Section 2.1, may terminate that Portfolio. Upon such termination, the Trustees shall sell and convert into money all the assets of such Portfolio. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Portfolio, the Trustees shall distribute the remaining assets of the Portfolio ratably among the Participants owning outstanding shares of the Portfolio.

         (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in subsections (a) through (b), the Trust shall terminate as to the Portfolio and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Portfolio. Further, the right, title and interest of all parties of that Portfolio shall be cancelled and discharged.

                                   ARTICLE 10

                                 MISCELLANEOUS

         10.1 GOVERNING LAW. This Declaration of Trust is adopted in the State of California and with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of California.

         10.2 RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust, or of any official or public body or office in which this Declaration of Trust may be recorded or filed, appears to be a Trustee or the Secretary of the Trust, certifying to:
(i) the number or identity of Trustees or Participants; (ii) the due authorization of the execution of any instrument or writing; (iii) the form of any vote passed at a meeting of the Trustees or Participants; (iv) the fact that the number of Trustees or Participants present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust;
(v) the form of any Bylaw adopted by or the identity of any officers elected by the Trustees; or (vi) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees or any of them or the Trust and the successors of such Person.

         10.3 PROVISIONS IN CONFLICT WITH LAW. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advise of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with applicable federal or California laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust; provided, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination.

         10.4  GENDER; SECTION HEADINGS.

                 (a) Words of the masculine gender shall mean and include correlative words of the feminine and neuter gender and words importing the singular number shall mean and include the plural number and vice versa.

                 (b) Any headings preceding the texts of the several Articles and Sections of this Declaration of Trust and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall neither constitute a part of this Declaration of Trust nor affect its meaning, construction or effect.

         IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Declaration of Trust to be executed by its proper and duly authorized officers as of the date first above written.

                                           BOARD OF TRUSTEES OF CADRE NETWORK
                                           HEALTH FINANCIAL SERVICES TRUST



                                           By  /s/ William T. Sullivan, Jr.
                                             ----------------------------------
                                                   Chairman of the
                                                   Board of Trustees